UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 8, 2024

Date of Report (Date of Earliest Event Reported)

Victory Capital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

15935 La Cantera Parkway; San Antonio, TX	78256
(Address of principal executive offices)	(Zip Code)

(216) 898-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VCTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On July 8, 2024, Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), Amundi Asset Management S.A.S, a French sociéte par actions simplifiée (“Seller”) and, solely for certain provisions thereof, Amundi S.A., a French sociéte anonyme (“Amundi Parent,” and together with Seller, the “Amundi Parties”) entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Seller will contribute to the Company, all of the shares (the “Amundi US Shares”) of Amundi Holdings US, Inc., a Delaware corporation (“Amundi US”). Amundi US owns Amundi Asset Management US, Inc. and Amundi Distributor US, Inc.

At the closing of the transactions contemplated by the Contribution Agreement (the “Closing”), in exchange for the Amundi US Shares, the Company will issue to Seller a number of (a) newly issued shares of Common Stock, par value $0.01 per share of the Company (“Company Common Stock”), and (b) newly issued shares of a new class of non-voting convertible Preferred Stock, par value $0.01 per share, of the Company, which will be designated as Series A Non-Voting Convertible Preferred Stock (“Company Preferred Stock”), equal in the aggregate to 26.1% of the Company’s fully diluted shares after giving effect to that share issuance (the “Base Share Consideration”). The Base Share Consideration is subject to customary adjustments for Amundi US’s indebtedness, cash, working capital and unpaid transaction expenses. The Base Share Consideration is also subject to adjustment if Seller does not obtain client consents relating to the assignment of investment advisory contracts or the approval of new investment advisory contracts (as applicable) (“Client Consents”) representing revenues equal to at least 93.5% of the Aggregate Base Date Revenue Run-Rate (as defined in the Contribution Agreement). The Base Share Consideration is also subject to a customary post-Closing adjustment as well as a true-up payment in respect of Client Consents obtained in the 180 days following the Closing. Upon Closing, Seller will receive newly issued shares of Company Common Stock representing 4.9% of the number of issued and outstanding shares of Company Common Stock, after giving effect to that issuance, with Seller receiving the balance of the consideration in newly issued shares of Company Preferred Stock.

The Closing is subject to certain conditions, including (i) the approval of the issuance of the shares of the Company Common Stock and Company Preferred Stock contemplated to be issued pursuant to the Contribution Agreement (the “Share Issuance”) by the affirmative vote of the Company stockholders representing a majority of the Company Common Stock present in person or by proxy and entitled to vote on such matter at the special meeting of stockholders held to consider such proposals (the “Special Meeting”), (ii) unless the Governance Charter Amendment (as defined below) is no longer required pursuant to the terms of the Contribution Agreement, the approval of the Governance Charter Amendment by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, (iii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the attainment of certain other regulatory approvals and authorizations, (v) the absence of certain legal restraints preventing the consummation of the contemplated transactions, (vi) the accuracy of the parties’ respective representations and warranties contained in the Contribution Agreement (subject to customary materiality thresholds), (vii) the material performance of the parties’ respective covenants contained in the Contribution Agreement, (viii) the Aggregate Closing Advisory Revenue Run-Rate (as defined in the Contribution Agreement) equaling no less than 75% of the Aggregate Base Date Revenue Run-Rate, (ix) the appointment of Seller’s two director nominees to the Board of Directors of the Company (the “Board”), as further described below, (x) the absence of any Company Material Adverse Effect or Buyer Material Adverse Effect (each, as defined in the Contribution Agreement), as applicable, and (xi) the absence of any adverse regulatory event in respect of either party (as further described below).

The parties have made customary representations and warranties, and agreed to customary covenants, in the Contribution Agreement, including regarding (i) the conduct of Amundi US’s and the Company’s respective businesses during the pre-Closing period, (ii) subject to certain qualifications as set forth in the Contribution Agreement, the parties’ use of their respective reasonable best efforts to effect the expiration or termination of the required waiting period under the HSR Act, obtain all other required regulatory approvals and otherwise consummate the transactions contemplated by the Contribution Agreement as promptly as practicable and (iii) the Company’s obligation to prepare and file the Company Proxy Statement (as defined in the Contribution Agreement) with the U.S. Securities and Exchange Commission (the “SEC”). Under the Contribution Agreement, Seller will indemnify the Company for certain matters, including breaches of certain specified fundamental representations, any losses related to certain excluded assets and certain other matters.

At the Special Meeting, Company stockholders will consider the Share Issuance and the Charter Amendments (as further described and defined below).

The Contribution Agreement may be terminated under certain circumstances, including by (i) either party (A) if the Closing has not occurred on or before July 8, 2025, (B) in the event of certain breaches by the other party of its representations, warranties or covenants in the Contribution Agreement, which breach would give rise to the failure of a closing condition, (C) in the event a final, non-appealable order or law prohibits the contemplated transactions under the Contribution Agreement or (D) if the Company does not obtain the requisite shareholder vote in connection with the approval of the Share Issuance, or (ii) Seller, if the Company does not obtain the requisite shareholder vote in connection the Governance Charter Amendment if required pursuant to the Contribution Agreement.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The Contribution Agreement has been attached hereto to provide investors with information regarding its terms. The Contribution Agreement is not intended to provide any other factual information about the Company, the Amundi Parties or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Contribution Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure schedules provided by each party to the other in connection with the Contribution Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to the Company’s stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Contribution Agreement are not necessarily characterizations of the actual state of facts about the Company, Seller or Amundi US at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Shareholder Agreement

At the Closing, the Company and Seller will enter into a shareholder agreement (the “Shareholder Agreement”), pursuant to which, among other things, Seller will be (i) granted certain resale shelf and piggyback registration rights in respect of the Company Common Stock and any shares of Company Common Stock issuable by the Company upon the conversion of the Company Preferred Stock, in each case, to the extent the Company Preferred Stock and Company Common Stock was issued to Seller under the Contribution Agreement (such shares of Company Common Stock and Company Preferred Stock, the “Acquired Shares”) or acquired pursuant to Seller’s participation rights under the Shareholder Agreement and (ii) entitled to nominate two members of the Board for so long as it holds at least 50% of the Acquired Shares (without giving effect to certain sales by Seller) and one member of the Board for so long as it holds at least 33% of the Acquired Shares (without giving effect to certain sales by Seller). In addition, for a period of three years following the Closing, Seller will be subject to a customary “lock-up” of the Acquired Shares (subject to certain exceptions) and a standstill, which among other things, prohibits Seller from acquiring additional equity securities of the Company (subject to certain exceptions). During the three-year standstill period, Seller will be prohibited from acquiring voting securities of the Company in excess of 4.9%. Subject to certain exceptions, after the three-year standstill period and subject to the receipt of a non-control determination as described below, Seller will be prohibited from acquiring voting securities of the Company in excess of (i) 10.1% of the voting securities of the Company from the expiration of the standstill period until the fifth anniversary of the Closing, (ii) 14.9% of the voting securities of the Company from the fifth anniversary until the seventh anniversary of the Closing, and (iii) 19.9% of the voting securities of the Company thereafter (unless Seller receives a legal opinion with respect to the acquisition of 24.9% of the voting securities not resulting in an “assignment” of the Company’s investment advisory contracts for purposes of the Investment Advisers Act of 1940 or for purposes of the Investment Company Act of 1940, in form and substance, reasonably satisfactory to the Company, in which case Seller may acquire up to 24.9% of the voting securities of the Company after the seventh anniversary of the Closing). In addition, for so long as Seller and its affiliates are subject to the Bank Holding Company Act of 1956, as amended (the “BHC Act”), Seller may only acquire voting securities that represent more than 4.9% of a class of voting securities (subject to the limitations described in the prior sentence) if Seller obtains a determination from the Board of Governors of the Federal Reserve System that such acquisition would not constitute “control”, or trigger any presumption of “control”, for purposes of the BHC Act, and Seller will be prohibited from holding an economic stake in the Company in excess of 33.3% of the “total equity” (as calculated under 12 C.F.R. 225.34) of the Company. Notwithstanding the foregoing ownership restrictions, at any time following the third anniversary of the Closing, Seller may (a) make an offer to acquire a majority (or more) of any class of Company capital stock (whether by merger, consolidation, stock purchase or otherwise), (b) propose or initiate a tender or exchange offer involving equity securities of the Company or any other business combination, including an acquisition, merger, recapitalization, restructuring or similar transaction that would result in Seller owning a majority (or more) of any class of Company capital stock, or (c) execute and consummate any of the transactions described in (a) and (b), and in connection with the consummation of any such acquisition the foregoing ownership restrictions will terminate. The Shareholder Agreement also provides for participation rights for the benefit of Seller in connection with certain issuances of equity securities of the Company. Further, the Shareholder Agreement includes a corporate opportunity waiver for the benefit of Seller, its affiliates and their directors, officers, employees and other representatives.

Certificate of Designations

At the Closing, the shares of Company Preferred Stock issued to Seller under the Contribution Agreement will be issued pursuant to the terms of a Certificate of Designations, Powers, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Company (the “Certificate of Designations”), to be filed with the Delaware Secretary of State prior to the Closing. Except as otherwise provided by applicable law, the holders of the Company Preferred Stock will not have any voting rights.

The Company Preferred Stock is economically equivalent to the Company Common Stock (including with respect to dividends), except that, upon liquidation of the Company (but not a consolidation, merger or reorganization), holders of the Company Preferred Stock would be entitled to a liquidation preference equal to $0.01 per share, plus the amount of any declared but unpaid dividends thereon as of the applicable date.

The shares of Company Preferred Stock are not convertible to shares of Company Common Stock at the option of the holder. Upon specified transfers of the Company Preferred Stock to third parties, the shares of Company Preferred Stock will automatically convert into shares of Company Common Stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an affiliate of Seller in one of four specified transfer scenarios: (i) in a widespread public distribution, (ii) in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of the Company, (iii) to a transferee that would control more than 50% of every “class of voting shares” of the Company without any transfer from the transferring holder or (iv) to the Company.

Charter Amendments

At the Closing, assuming the requisite vote of the stockholders has been obtained, the Company’s Second Amended and Restated Certificate of Incorporation will be amended to provide, among other things that the existing corporate opportunities waiver provision be expanded to permit Seller and its affiliates to benefit from such provision (the “Corporate Opportunities Charter Amendment”), as well as an increase in the authorized shares of preferred stock, par value $0.01 per share, of the Company (the “Authorized Share Increase Amendment”), in order to accommodate a one-for-one conversion of the Company Preferred Stock into Company Common Stock (as described above). Such charter amendments are not conditions to Closing. Additionally, assuming the requisite vote of the stockholders has been obtained, the Company’s Second Amended and Restated Certificate of Incorporation will be amended with respect to certain matters related to the size of the Board (the “Governance Charter Amendment” and, together with the Corporate Opportunities Charter Amendment and the Authorized Share Increase Amendment, the “Charter Amendments”), unless the Governance Charter Amendment is no longer required pursuant to the terms of the Contribution Agreement. If the Governance Charter Amendment is required, then approval of the Governance Charter Amendment by the requisite vote of the stockholders will be a condition to closing.

Voting Agreements

In connection with entering into the Contribution Agreement, Seller entered into voting agreements with (i) Crestview Victory, L.P. and Crestview Advisors, L.L.C. (collectively, “Crestview” and such agreement, the “Crestview Voting Agreement”) and (ii) the Employee Shareholders Committee of the Company (the “ESC”) and certain executives of the Company (the “ESC Voting Agreement”). Pursuant to the Crestview Voting Agreement, Crestview agrees to vote the shares of Common Stock held by Crestview as of the record date for the Special Meeting in favor of (a) the Share Issuance and the Charter Amendments and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Additionally, under the Crestview Voting Agreement, Crestview agrees not to nominate any person for election to the Board in lieu of, or in a contested election with, a nominee of Seller, for so long as Seller retains the right to nominate any person for election to the Board pursuant to the Shareholder Agreement. Pursuant to the ESC Voting Agreement, the ESC agrees to vote the shares of Common Stock held by Company employees, subject to the Employee Shareholders Agreement of the Company and held with the Company’s transfer agent (the “Specified Shares”), and direct certain executives to vote the shares of Common Stock then owned by such executives (other than Specified Shares), in each case, as of the record date for the Special Meeting, in favor of (a) the Share Issuance and the Charter Amendments and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Pursuant to the ESC Voting Agreement, certain executives agree to vote, or direct such executive’s broker to vote, the shares of Common Stock owned by such executives (other than the Specified Shares) as of the record date for the Special Meeting, as directed by the ESC in favor of (a) the Share Issuance and the Charter Amendments and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Additionally, under the ESC Voting Agreement, the ESC agrees not to nominate any person for election to the Board in lieu of, or in a contested election with, a nominee of Seller, for so long as Seller retains the right to nominate any person for election to the Board pursuant to the Shareholder Agreement.

Distribution and Services Agreements

The Amundi Parties, the Company, and Victory Capital Management Inc., a wholly subsidiary of the Company (“Victory”), have also entered into an Off-Shore Master Distribution and Services Agreement and an On-Shore Master Distribution and Services Agreement (the “Distribution and Services Agreements”) which will become effective on the date of the Closing (except with respect to certain specified provisions set forth therein, which became effective as of the entry into such agreements). Under the Distribution Agreements, (1) Seller will have the exclusive right, subject to certain exceptions, to distribute Victory’s products outside of the United States; (2) Victory will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any US active asset management products to Seller for distribution outside the United States; (3) Victory will have the exclusive right, subject to certain exceptions, to distribute Seller’s products in the United States; and (4) Seller will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any non-US active asset management products to Victory for distribution in the United States. Victory will be entitled to a percentage of fee revenues derived from Victory’s products that Seller distributes outside the United States, and Seller will be entitled to a percentage of fee revenues derived from Seller’s products that Victory distributes in the United States.

The Distribution and Services Agreements will continue until the 15th anniversary of the date of the Closing, and automatically renew thereafter and remain effective for successive five year terms. The Distribution and Services Agreements may be terminated (i) by Seller upon a specified change in control of Victory; (ii) by Victory upon a specified change in control of Seller; (iii) by Victory if Seller and its affiliates cease to own at least 40% of the Acquired Shares at any time prior to the 7th anniversary of the date of the Closing, subject to certain exceptions; (iv) by Victory or Seller, upon 90 days’ written notice, in the event the other party experiences an adverse regulatory event impacting distribution under certain circumstances; (v) by either party upon 6 months’ written notice prior to the expiration of the initial term or any renewal term; or (vi) by either party upon the insolvency of the other.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the shares of Company Common Stock and Company Preferred Stock to Seller pursuant to the terms of the Contribution Agreement is incorporated herein by reference. Such shares to be issued to Seller as consideration under the Contribution Agreement will be issued to Seller in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Contribution Agreement, dated July 8, 2024, by and among Victory Capital Holdings, Inc., Amundi Asset Management S.A.S and Amundi S.A.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Certain information (such as personal contact information) in this exhibit, marked by brackets, has been omitted because the information is not material and is the type that the Company treats as private or confidential.

Forward Looking Statements

This report may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: risks that conditions to closing will fail to be satisfied and that the transaction will fail to close on the anticipated timeline, if at all; risks associated with the expected benefits, or impact on the Victory Capital’s and Amundi’s respective businesses, of the proposed transaction, including the ability to achieve any expected synergies; and other risks and factors relating to Victory Capital’s and Amundi’s respective businesses contained in their respective public filings.

Important Additional Information and Where to Find It

This communication is being issued in connection with the proposed acquisition of Amundi Holdings US, Inc. (“Amundi US”) by the Company. In connection with the transaction, the Company intends to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to the Company’s stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or the Investor Relations portion of the Company’s website at https://ir.vcm.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider and vote upon the approval of the share issuance in connection with the proposed acquisition of Amundi US by the Company. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Information relating to the Company’s executive officers and directors can also be found in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 28, 2024. Investors and security holders may obtain free copies of these documents using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

By:	/s/ David C. Brown
	Name:	David C. Brown
	Title:	Chairman and Chief Executive Officer

Date: July 12, 2024